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                                 EXHIBIT NO. 11
                                 --------------


                                 COMPUTATION OF


                               EARNINGS PER SHARE

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                  THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (millions - except per share amounts)
                                   (unaudited)

                                                   Three Months                                        Nine Months
                                    --------------------------------------------    --------------------------------------------
 Periods Ended September 30,                1997                    1996                      1997                  1996
                                    --------------------------------------------    --------------------------------------------
                                                   Per                      Per                      Per                   Per
                                       Amount    Share      Amount        Share          Amount    Share      Amount      Share
                                    --------------------------------------------    --------------------------------------------
 PRIMARY:
 Net income                            $116.2                $80.3                       $294.8               $222.0
 Less:  Preferred stock dividends          --                   --                           --                (3.5)
 Excess of Preferred Stock
     liquidation price over
     carrying value                        --                   --                           --                (2.9)
                                    ---------            ---------                  -----------            ---------
 Income available to common
     shareholders                      $116.2      $1.54     $80.3        $1.08          $294.8      $3.92    $215.6      $2.91
                                    ============================================    ============================================
 Average shares outstanding              72.1                 71.4                         71.9                 71.6
 Net effect of dilutive stock
     options                              3.5                  2.6                          3.3                  2.5
                                    ---------            ---------                  -----------            ---------
          Total                          75.6                 74.0                         75.2                 74.1
                                    =========            =========                  ===========            =========
 FULLY DILUTED:
 Net income                            $116.2               $ 80.3                       $294.8               $222.0
 Less: Preferred stock dividends           --                   --                           --                (3.5)
 Excess of Preferred Stock
     liquidation price over
     carrying value                        --                   --                           --                (2.9)
                                    ---------            ---------                  -----------            ---------
 Income available to common
     shareholders                      $116.2      $1.54    $ 80.3        $1.08          $294.8      $3.89    $215.6      $2.89
                                    ============================================    ============================================
 Average shares outstanding              72.1                 71.4                         71.9                 71.6
 Net effect of dilutive stock
     options                              3.6                  2.8                          3.8                  2.9
                                    ---------            ---------                  -----------            ---------
          Total                          75.7                 74.2                         75.7                 74.5
                                    =========            =========                  ===========            =========